EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended April 12, 2013

Current Month				Rolling Performance*				Rolling Risk Metrics* (May 2008 – Apr 2013)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	1.2%	1.3%	1.0%	-3.8%	-4.2%	-3.4%	1.8%	-3.4%	10.7%	-23.6%	-0.3	-0.4
B**	1.2%	1.3%	0.9%	-4.4%	-4.8%	-4.0%	N/A	-4.0%	10.7%	-25.7%	-0.3	-0.5
Legacy 1***	1.2%	1.4%	1.7%	-1.7%	-2.2%	N/A	N/A	-2.8%	10.7%	-18.4%	-0.2	-0.4
Legacy 2***	1.2%	1.3%	1.6%	-2.0%	-2.6%	N/A	N/A	-3.1%	10.6%	-18.9%	-0.2	-0.4
Global 1***	1.2%	1.4%	1.9%	-1.1%	-2.7%	N/A	N/A	-3.6%	10.2%	-17.7%	-0.3	-0.5
Global 2***	1.2%	1.4%	1.8%	-1.4%	-3.0%	N/A	N/A	-3.9%	10.2%	-18.7%	-0.3	-0.5
Global 3***	1.2%	1.3%	1.3%	-3.0%	-4.6%	N/A	N/A	-5.6%	10.2%	-24.0%	-0.5	-0.7

S&P 500 Total Return Index****	2.3%	1.3%	12.1%	16.2%	12.6%	5.1%	7.8%	5.1%	18.8%	-46.4%	0.4	0.4
Barclays Capital U.S. Long Gov Index****	-0.8%	3.1%	0.8%	6.3%	12.5%	9.3%	7.5%	9.3%	13.3%	-12.3%	0.7	1.3

*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	22%					22%
Energy	5%	Long	Natural Gas	3.8%	Long	5%	Long	Natural Gas	3.8%	Long
			Crude Oil	0.7%	Short			Crude Oil	0.7%	Short
Grains/Foods	9%	Short	Sugar	2.0%	Short	9%	Short	Sugar	2.0%	Short
			Coffee	1.5%	Short			Coffee	1.5%	Short
Metals	8%	Short	Gold	2.6%	Short	8%	Short	Gold	2.6%	Short
			Copper	1.9%	Short			Copper	1.9%	Short
FINANCIALS	78%					78%
Currencies	27%	Short $	Japanese Yen	10.7%	Short	27%	Short $	Japanese Yen	10.8%	Short
			Australian Dollar	3.3%	Long			Australian Dollar	3.3%	Long
Equities	18%	Long	Nasdaq	3.6%	Long	18%	Long	Nasdaq	3.6%	Long
			S&P 500	3.4%	Long			S&P 500	3.4%	Long
Fixed Income	33%	Long	U.S. 10-Year Treasury Notes	5.9%	Long	33%	Long	U.S. 10-Year Treasury Notes	5.8%	Long
			U.S. Treasury Bond	5.2%	Long			U.S. Treasury Bond	5.2%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Natural gas prices rallied to a 21-month high as continued cold weather caused U.S. inventories to decline.  Conversely, crude oil markets fell as reports showed elevated U.S. inventories and forecasts for weak demand amidst the economic slowdown in Europe and China.

Grains/Foods
U.S. grains prices surged following weaker-than-expected supply data from the U.S. Department of Agriculture and beliefs adverse weather conditions in the Midwest will delay plantings.  Cocoa prices also moved higher, supported by weak supply from West Africa.  Coffee prices fell nearly 4% under heavy pressure from strong production data from Brazil.

Metals
Gold markets experienced sharp declines and moved to levels unseen since 2011, driven, in part, by reports inflation in the U.S. had begun to slow.  Prices were also pressured by reports Cyprus was going to sell gold to help fund its bailout.  Copper markets finished nearly flat as the bullish effect of strong Chinese data was offset by liquidations which were driven by speculation of reduced quantitative easing in the U.S.

Currencies
The U.S. dollar weakened following the release of minutes from the most recent Federal Open Markets Committee meeting which reduced speculation over upcoming interest rate hikes.  In the Eurozone, the euro registered gains against counterparts following better-than-expected results for Italian bonds during a recent auction.  The Australian and New Zealand dollars posted strong gains after the release of bullish economic data from the region and an increased demand for higher-yielding assets.

Equities
Global equity markets rallied due to bullish economic data in the U.S., including a larger-than-expected decline in jobless claims and beliefs the banking crisis in Cyprus may be easing.  Forecast for strong first quarter earnings reports also boosted equity prices.  The Japanese Nikkei 225 posted strong gains supported by the ongoing weakness in the yen and its bullish impact on the nation’s export industries.

Fixed Income
U.S. Treasury markets finished down as equity market rallies reduced demand for safe-haven assets.  German Bund markets also posted declines following better-than-expected results from an Italian bond auction.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset):  A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.